Exhibit 23.1    Consent of DKM Certified Public Accountants

(On letterhead to DKM Certified Public Accountants

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Form S-1 of our audit report dated August 29, 2014 relative to the financial statements of Rosewood Resources, Inc. as of October 31, 2013 and for the period from inception (June 13, 2013) through October 31, 2013.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ DKM Certified Public Accountants

DKM Certified Public Accountants

Clearwater, Florida

October 13, 2014